EXHIBIT 10 (A)

                                 April 26, 2002

VIA EDGARLINK
-------------

Board of Directors
IL Annuity and Insurance Company
2960 North Meridian Street
Indianapolis, Indiana  46208

Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 12 to the registration statement on Form N-4 for IL Annuity and Insurance Co. Separate Account 1 (File No. 033-89028; 811-08964). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                Very truly yours,

                                SUTHERLAND ASBILL & BRENNAN LLP




                                By: /s/ Mary Jane Wilson-Bilik
                                    -------------------------------------
                                    Mary Jane Wilson-Bilik